Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS REPORTS STRONG THIRD-QUARTER FINANCIAL RESULTS AND REAFFIRMS 2011 FINANCIAL GUIDANCE

•

Total quarterly revenues of $759 million increase 71 percent versus prior year; branded pharmaceuticals revenues grow 17 Percent, reflecting strong performance of OPANA® ER, Voltaren® Gel and LIDODERM®;

•	Reported quarterly diluted EPS of $0.34 versus $0.46 for prior year

•	Adjusted diluted EPS of $1.25 reflecting growth of 45 percent from 2010

•	Company reaffirms 2011 guidance for revenue of $2.72 to $2.80 billion and adjusted diluted EPS of $4.55 to $4.65; now expects reported or GAAP diluted EPS of $1.87 to $1.97

•	Company makes progress on integration and build-out of its urology franchise

CHADDS FORD, Pa., Oct. 27, 2011 — Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the third quarter of 2011.

Total revenues during the third quarter of 2011 increased 71 percent to $759.1 million, compared with $444.1 million in the same quarter of 2010. Net income for the three months ended Sept. 30, 2011, was $40.6 million, compared with $54.2 million in the comparable 2010 period.

Additionally, adjusted net income for the three months ended Sept. 30, 2011, was $151.1 million, up 50 percent compared with $100.8 million in the same period in 2010. Reported diluted earnings per share for the quarter ended Sept. 30, 2011, were $0.34 compared with $0.46 reported in the third quarter of 2010. Adjusted diluted earnings per share for the same period were $1.25, up 45 percent from $0.86 reported in 2010.

“Endo had another strong quarter, with record revenues and adjusted earnings, led by Opana ER, generics and AMS’s Men’s Health business,” said Dave Holveck, president and CEO of Endo. “This performance is a testament to our diversified business model, and our commitment to enhancing healthcare delivery, which allows us to continue to bring together the aggregate capabilities of all our companies to create more solutions for patients, payors and physicians particularly across the entire urology spectrum.”

FINANCIAL PERFORMANCE AT A GLANCE

($ in thousands, except per share amounts)
	3rd Quarter			Nine Months Ended September 30
	2011	2010	Change	2011	2010	Change
Total Revenues	$759,078	$444,103	71%	$1,926,715	$1,205,039	60%
Reported Net Income	40,649	54,206	-25%	151,019	166,021	-9%
Reported Diluted EPS	0.34	0.46	-26%	1.24	1.42	-13%
Adjusted Net Income	151,089	100,839	50%	399,967	282,720	41%
Adjusted Diluted EPS	1.25	0.86	45%	3.29	2.41	37%

BRANDED PHARMACEUTICALS

Branded pharmaceutical sales of $425.5 million for the third quarter 2011 represented an increase of 17 percent versus the prior year. These results reflect strong commercial performance in our branded pain franchise, where net sales grew 18 percent year over year, with a strong third-quarter performance by OPANA® ER, Voltaren® Gel and LIDODERM®. OPANA® ER net sales grew 66 percent on prescription growth of 56 percent. Voltaren® Gel net sales grew 35 percent. FORTESTA® Gel, a topical gel for the treatment of hypogonadism, recorded approximately $8 million in revenue, which includes the recognition of roughly $4 million previously classified as deferred revenue.

GENERICS

Generic sales of $148 million for the third quarter 2011 represented an increase of 439 percent over last year, driven by our acquisition of Qualitest. Quarter over quarter, generic sales increased $14.9 million, primarily as a result of having the operational flexibility to capitalize on certain market conditions that created new business opportunities for Endo’s Qualitest business. The company continues to execute on its ANDA pipeline in multiple therapeutic areas, with 50 ANDAs currently under U.S. Food and Drug Administration(FDA) review.

DEVICES AND SERVICES

Devices and services sales, driven by our June 2011 acquisition of American Medical System (AMS), were $185.6 million for the third quarter, an increase of 259 percent over the prior year. Men’s Health, led by strong sales of the AMS 800 Artificial Urinary Sphincter, grew 21 percent on a pro forma basis in the third quarter of 2011, compared with same period last year. In early September, an FDA advisory panel met to discuss the use of surgical mesh products in the repair of pelvic organ prolapse and stress urinary incontinence, which the company believes led to reduced procedural volumes during the quarter. However, the company believes that the advisory panel addressed the questions raised and that a recovery in procedural volumes will emerge in the near term.

UROLOGY CHANNEL STRATEGY

Endo Pharmaceuticals believes that strong relationships with urologists are an important component in the growth of its urology franchise, and the company continues to take steps to further strengthen these relationships. During the third quarter of 2011, the AMS integration effort developed plans to deliver revenue and cost synergies associated with the transaction. The company is launching commercial pilot programs to advance cross-selling initiatives for the AMS’s Men’s Health Products and Endo’s Fortesta® Gel. In addition, the company is exploring opportunities to expand the utilization of Endocare® cryoablation therapy and AMS’ BPH laser through our HealthTronics franchise.

As part of an effort to increase and broaden the relationships within the urology community, HealthTronics recently committed to strategic investments in Intuitive Medical Software (IMS) and meridianEMR, Inc., two providers of electronic medical records for urologists. Together, IMS and meridianEMR provide access to approximately 1,800 urologists using data platforms that will enhance service offerings in urology practice management.

Balance Sheet Update

During the third-quarter of 2011, Endo made payments of $151 million to reduce the outstanding principal of term loan debt associated with the acquisition of AMS. This action is consistent with the company’s objective of reducing its debt to EBITDA ratio to 2.0 to 2.5 times by 2013.

2011 FINANCIAL GUIDANCE

Endo’s estimates are based on actual results for the nine months ended Sept. 30, 2011. The company’s guidance for reported (GAAP) earnings per share does not include any estimates for the potential future changes in the fair value of contingent consideration, certain separation benefits, any asset impairment charges or for potential new corporate development transactions. For the full year ended Dec. 31, 2011, Endo estimates:

•	Total revenue between $2.72 billion and $2.80 billion

•	Total Branded Pharmaceuticals segment revenue between $1.625 billion and $1.69 billion

•	Total Generics segment revenue between $550 million and $575 million

•	Total Device and Services segment revenue between $520 million and $550 million

•	Reported (GAAP) diluted earnings per share between $1.87 and $1.97

•	Adjusted diluted earnings per share between $4.55 and $4.65

The company’s 2011 guidance is based on certain assumptions including:

•	Adjusted gross margin between 69 percent and 71 percent

•	Adjusted effective tax rate of approximately 28 percent

•	Weighted average number of common shares outstanding of 121 million shares for the year ended Dec. 31, 2011

•	No generic competition for Voltaren Gel in 2011

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 10:00 a.m. ET. Investors and other interested parties may call 800-901-5241 (domestic) or +1 617-786-2963 (international) and enter passcode 11948354. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from Oct. 27 at 1:00 p.m. ET until 12:00 p.m. ET on Nov. 10, 2011 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 77092041.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 p.m. ET on Nov. 10, 2011. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended Sept. 30, 2011 and Sept. 30, 2010 (in thousands, except per share data):

Three Months Ended September 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$759,078	$—		$759,078

COSTS AND EXPENSES:
Cost of revenues	302,172	(80,625	)(1)	221,547
Selling, general and administrative	244,359	(15,761	)(2)	228,598
Research and development	43,884	(2,355	)(3)	41,529
Impairment of long-lived assets	22,691	(22,691	)(4)	—
Acquisition-related items	5,818	(5,818	)(5)	—

OPERATING INCOME	$140,154	$127,250		$267,404

INTEREST EXPENSE, NET	52,792	(4,754	)(6)	48,038
OTHER INCOME, NET	(3,000)	2,636	(7)	(364)

INCOME BEFORE INCOME TAXES	$90,362	$129,368		$219,730

INCOME TAXES	34,057	18,928	(8)	52,985

CONSOLIDATED NET INCOME	$56,305	$110,440		$166,745

Less: Net income attributable to noncontrolling interests	(15,656)	—		(15,656)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$40,649	110,440		$151,089

DILUTED EARNINGS PER SHARE	$0.34			$1.25
DILUTED WEIGHTED AVERAGE SHARES	120,847			120,847

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $55,337, the impact of inventory step-up recorded as part of acquisition accounting of $23,937, and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $1,351.
(2)	To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $12,252 and amortization of customer relationships of $3,509.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude an impairment on long-lived assets.
(5)	To exclude acquisition-related costs of $6,046 and a gain of $228 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20.
(7)	To exclude the gain on hedging activities for foreign currencies.
(8)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended September 30, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$444,103	$—		$444,103

COSTS AND EXPENSES:
Cost of revenues	133,920	(20,792	)(1)	113,128
Selling, general and administrative	137,816	(7,050	)(2)	130,766
Research and development	31,445	(309	)(3)	31,136
Acquisition-related items	24,990	(24,990	)(4)	—

OPERATING INCOME	$115,932	$53,141		$169,073

INTEREST EXPENSE, NET	12,979	(4,245	)(5)	8,734
OTHER INCOME, NET	(59)	—		(59)

INCOME BEFORE INCOME TAXES	$103,012	$57,386		$160,398

INCOME TAXES	33,540	10,753	(6)	44,293

CONSOLIDATED NET INCOME	$69,472	$46,633		$116,105

Less: Net income attributable to noncontrolling interests	(15,266)	—		(15,266)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$54,206	46,633		$100,839

DILUTED EARNINGS PER SHARE	$0.46			$0.86
DILUTED WEIGHTED AVERAGE SHARES	116,597			116,597

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $19,378 and the impact of a HealthTronics inventory step-up recorded as part of acquisition accounting of $1,414.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude acquisition-related costs of $23,960 as well as the impact, under purchasing accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $1,030.
(5)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,338 and to exclude amortization of the premium on debt acquired from Indevus of ($93).
(6)	To reflect the cash tax savings resulting from the Indevus, HealthTronics and Penwest acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the nine months ended Sept. 30, 2011 and Sept. 30, 2010 (in thousands, except per share data):

Nine Months Ended September 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,926,715	$—		$1,926,715

COSTS AND EXPENSES:
Cost of revenues	770,427	(183,640	)(1)	586,787
Selling, general and administrative	581,878	(20,177	)(2)	561,701
Research and development	126,854	(18,346	)(3)	108,508
Impairment of long-lived assets	22,691	(22,691	)(4)	—
Acquisition-related items	29,517	(29,517	)(5)	—

OPERATING INCOME	$395,348	$274,371		$669,719

INTEREST EXPENSE, NET	97,142	(14,014	)(6)	83,128
GAIN ON EXTINGUISHMENT OF DEBT, NET	8,548	(8,548	)(7)	—
OTHER INCOME, NET	(2,777)	2,636	(8)	(141)

INCOME BEFORE INCOME TAXES	$292,435	$294,297		$586,732

INCOME TAXES	100,283	45,349	(9)	145,632

CONSOLIDATED NET INCOME	$192,152	$248,948		$441,100

Less: Net income attributable to noncontrolling interests	(41,133)	—		(41,133)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$151,019	248,948		$399,967

DILUTED EARNINGS PER SHARE	$1.24			$3.29
DILUTED WEIGHTED AVERAGE SHARES	121,432			121,432

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $132,571, the impact of inventory step-up recorded as part of acquisition accounting of $40,718, certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $1,351 and milestone payments to partners of $9,000.
(2)	To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $16,247 and amortization of customer relationships of $3,930.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude an impairment on long-lived assets.
(5)	To exclude acquisition-related costs of $36,975 and a gain of $7,458 recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20.
(7)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.
(8)	To exclude the gain on hedging activities for foreign currencies.
(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Nine Months Ended September 30, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,205,039	$—		$1,205,039

COSTS AND EXPENSES:
Cost of revenues	335,209	(55,144	)(1)	280,065
Selling, general and administrative	404,402	(16,058	)(2)	388,344
Research and development	105,269	(19,712	)(3)	85,557
Impairment of other intangible assets	13,000	(13,000	)(4)	—
Acquisition-related items	31,315	(31,315	)(5)	—

OPERATING INCOME	$315,844	$135,229		$451,073

INTEREST EXPENSE, NET	32,767	(12,507	)(6)	20,260
OTHER INCOME, NET	(479)	(239	) (7)	(718)

INCOME BEFORE INCOME TAXES	$283,556	$147,975		$431,531

INCOME TAXES	102,269	31,276	(8)	133,545

CONSOLIDATED NET INCOME	$181,287	$116,699		$297,986

Less: Net income attributable to noncontrolling interests	(15,266)	—		(15,266)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$166,021	116,699		$282,720

DILUTED EARNINGS PER SHARE	$1.42			$2.41
DILUTED WEIGHTED AVERAGE SHARES	117,096			117,096

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $53,730 and the impact of a HealthTronics inventory step-up recorded as part of acquisition accounting of $1,414.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude a milestone-like payment and milestone and upfront payments to partners of $19,200 and certain costs incurred in connection with continued efforts to enhance the cost structure of the company of $512.
(4)	To exclude an impairment of other intangible assets.
(5)	To exclude acquisition-related costs of $29,165 as well as the impact, under purchase accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $2,150.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $12,788 and to exclude amortization of the premium on debt acquired from Indevus of ($281).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings resulting from the Indevus, HealthTronics and Penwest acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2011

	Year Ending
	December 31, 2011

Projected GAAP diluted income per common share	$1.87	To	$1.97
Upfront and milestone-related payments to partners	$0.25		$0.25
Amortization of commercial intangible assets and inventory step-up	$2.10		$2.10
Acquisition and integration costs related to recent acquisitions.	$0.48		$0.48
Impairment of long-lived assets through September 30, 2011	$0.19		$0.19
Interest expense adjustment for ASC 470-20	$0.16		$0.16
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	($0.50)		($0.50)
Diluted adjusted income per common share guidance	$4.55	To	$4.65

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of October 27, 2011.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company with a diversified business model, operating in three key business segments – branded pharmaceuticals, generics and devices and services. We deliver an innovative suite of complementary products and services to meet the needs of patients in areas such as pain management, pelvic health, urology, endocrinology and oncology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries American Medical Systems, HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit http://www.endo.com/.

(Tables Attached)

The following tables present Endo’s unaudited Net Revenues for the three and nine months ended Sept. 30, 2011 and 2010:

Endo Pharmaceuticals Holdings Inc.

Net Revenues (unaudited)

(in thousands)

	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	Percent Growth	2011	2010	Percent Growth

Branded Pharmaceuticals

LIDODERM®	$207,364	$196,263	6%	$592,929	$574,960	3%
OPANA® ER	97,753	58,809	66%	275,221	165,130	67%
Voltaren® Gel	36,260	26,947	35%	104,213	73,632	42%
PERCOCET®	28,130	29,950	-6%	82,765	90,428	-8%
FROVA®	14,815	14,136	5%	42,186	43,898	-4%

SUPPRELIN® LA	12,695	11,018	15%	36,432	33,814	8%
VANTAS®	5,013	3,640	38%	10,612	12,989	-18%
VALSTAR®	6,295	1,598	294%	16,220	9,364	73%
FORTESTA® Gel	8,409	—	NM	9,468	—	NM

Other Branded Products[1]	4,948	$19,472	-75%	17,527	$58,528	-70%
Royalty and Other Revenue	3,829	3,153	21%	11,719	9,619	22%

Total Branded Pharmaceuticals	$425,511	$364,986	17%	$1,199,292	$1,072,362	12%

Total Generics	$147,975	$27,431	439%	$415,431	$80,991	413%

Devices and Services
HealthTronics	$54,073	$51,686	5%	$153,661	$51,686	197%

AMS
Men’s Health	$66,548	$—	NM	$76,316	$—	NM
Women’s Health	38,240	—	NM	46,027	—	NM
BPH Therapy	26,731	—	NM	35,988	—	NM

Sub-total	$131,519	$—	NM	$158,331	$—	NM

Total Device and Services	$185,592	$51,686	259%	$311,992	$51,686	504%

Total Revenue	$759,078	$444,103	71%	$1,926,715	$1,205,039	60%

[1]	To conform to current year presentation, net sales from our non-time released formulation of OPANA® have been reclassified and are now included within other branded product results.

The following table presents Endo’s unaudited Pro forma Net Revenues for the seven quarters ended Sept. 30, 2011 giving effect to the AMS acquisition, the Qualitest acquisition, the Penwest acquisition and the HealthTronics, Inc acquisition as if they had occurred on Jan. 1, 2010 :

Endo Pharmaceuticals Holdings Inc.

Net Pro Forma Revenues (unaudited)

(in thousands)

	2010				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Branded Pharmaceuticals

LIDODERM®	$182,607	$196,090	$196,263	$207,649	$189,725	$195,840	$207,364
OPANA® ER	49,765	56,555	58,809	74,735	84,615	92,853	97,753
Voltaren® Gel	20,362	26,323	26,947	31,309	31,298	36,655	36,260
PERCOCET®	28,673	31,805	29,950	30,919	26,960	27,675	28,130
FROVA®	15,082	14,680	14,136	15,401	13,208	14,163	14,815

SUPPRELIN® LA	10,587	12,209	11,018	13,096	11,222	12,515	12,695
VANTAS®	4,389	4,960	3,640	4,001	3,545	2,054	5,013
VALSTAR®	3,749	4,016	1,598	4,757	4,801	5,124	6,295
FORTESTA® Gel	—	—	—	—	(969)	2,028	8,409

Other Branded Products[1]	19,259	19,799	19,472	10,069	6,970	5,609	4,948
Royalty and Other Revenue	5,911	3,647	4,101	3,325	4,221	3,751	3,829

Total Branded Pharmaceuticals	$340,384	$370,084	$365,934	$395,261	$375,596	$398,267	$425,511
Total Generics	$105,809	$112,075	$126,663	$122,791	$134,409	$133,047	$147,975
Device and Services
HealthTronics	$48,389	$50,300	$51,686	$50,458	$50,103	$49,485	$54,073
AMS
Men’s Health	$64,480	$61,361	$55,177	$65,221	$67,407	$47,790	$66,548
Women’s Health	42,748	44,491	41,192	48,816	45,325	46,689	38,240
BPH Therapy	25,911	29,176	26,890	32,615	28,054	29,784	26,731
Uterine Health[2]	1,787	1,340	770	341	—	—	—

Sub-total	$134,926	$136,368	$124,029	$146,993	$140,786	$124,263	$131,519

Total Device and Services	$183,315	$186,668	$175,715	$197,451	$190,889	$173,748	$185,592

Total Revenue	$629,508	$668,827	$668,312	$715,503	$700,894	$705,062	$759,078

[1]	To conform to current year presentation, net sales from our non-time released formulation of Opana® have been reclassified and are now included within other branded product results.
[2]

The uterine health product line, Her Option® was sold in February 2010. Revenues for 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement with CooperSurgical, Inc., which continued through the fourth quarter of 2010.

The following table presents unaudited condensed consolidated Balance Sheet data at Sept. 30, 2011 and Dec. 31, 2010:

	September 30, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$419,671	$466,214
Marketable securities	41,010	—
Accounts receivable, net	721,984	547,807
Inventories, net	282,540	178,805
Other assets	211,899	166,708

Total current assets	$1,677,104	$1,359,534
PROPERTY, PLANT AND EQUIPMENT, NET	273,488	215,295
GOODWILL	2,496,859	715,005
OTHER INTANGIBLES, NET	2,766,049	1,531,760
OTHER ASSETS	147,343	90,795

TOTAL ASSETS	$7,360,843	$3,912,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current liabilities	$993,636	$735,828

Total current liabilities	$993,636	$735,828
ACQUISITION-RELATED CONTINGENT CONSIDERATION	2,529	16,050
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,565,184	1,045,801
OTHER LIABILITIES	811,929	311,381

STOCKHOLDERS’ EQUITY:
Total Endo Pharmaceuticals Holdings Inc. stockholders’ equity	$1,924,488	1,741,591
Noncontrolling interests	63,077	61,738

Total stockholders’ equity	$1,987,565	1,803,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,360,843	$3,912,389

The following table presents unaudited condensed consolidated statement of cash flow data for the nine months ended Sept. 30, 2011 and 2010:

	Nine Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES:
Consolidated net income	$192,152	$181,287
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	169,187	69,859
Stock-based compensation	34,224	16,753
Amortization of debt issuance costs and premium / discount	24,283	17,484
Other	10,433	2,071
Changes in assets and liabilities which provided cash:	(11,748)	(4,470)

Net cash provided by operating activities	418,531	282,984

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(38,462)	(11,318)
Acquisition, net of cash acquired	(2,368,357)	(333,349)
Other	39,631	229,219

Net cash provided by (used in) investing activities	(2,367,188)	(115,448)

FINANCING ACTIVITIES:
Proceeds from debt, net of principal payments	2,030,449	(38,770)
Deferred financing fees	(81,535)	—
Purchase of common stock	(34,702)	(58,974)
Other	(12,495)	(4,179)

Net cash used in financing activities	1,901,717	(101,923)

Effect of foreign exchange rate	397	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(46,453)	65,613
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	466,214	708,462

CASH AND CASH EQUIVALENTS, END OF PERIOD	$419,671	$774,075

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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